     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                         URSTADT BIDDLE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                                      04-2458042
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                  -------------

                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830
                                 (203) 863-8200

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         CHARLES J. URSTADT                          WILLING L. BIDDLE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER       PRESIDENT AND CHIEF OPERATING OFFICER
   URSTADT BIDDLE PROPERTIES INC.              URSTADT BIDDLE PROPERTIES INC.
        321 RAILROAD AVENUE                         321 RAILROAD AVENUE
    GREENWICH, CONNECTICUT 06830                GREENWICH, CONNECTICUT 06830
           (203) 863-8200                              (203) 863-8200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                              THOMAS J. DRAGO, ESQ.
                              COUDERT BROTHERS LLP
                                 GRACE BUILDING
                           1114 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10036-7703
                                 (212) 626-4400

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement in light of market conditions and other factors.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                      PROPOSED
                                                                      MAXIMUM
                                                                      OFFERING         PROPOSED           AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE     PRICE PER     MAXIMUM AGGREGATE    REGISTRATION
               TO BE REGISTERED (1)                  REGISTERED       UNIT (2)    OFFERING PRICE (2)       FEE(3)
--------------------------------------------------------------------------------------------------------------------
Debt Securities (4)
Preferred Stock (5)
Depositary Shares (6)
Common Stock (7)
Class A Common Stock (8)
  Total                                             $150,000,000       (9)(10)        $150,000,000         $13,800
====================================================================================================================

     (1) This Registration Statement also covers delayed delivery contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Common Stock and/or Class A Common Stock.

     (2) Estimated solely for the purposes of calculating the Registration Fee. No separate consideration will be received for Preferred Stock, Common Stock or Class A Common Stock as may from time to time be issued upon the conversion of Debt Securities or Preferred Stock. The aggregate maximum public offering price of all securities issued pursuant to this Registration Statement will not exceed $150,000,000.

     (3) The Registration Fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

     (4) Such indeterminate principal amount of Debt Securities as may from time to time be issued. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.

     (5) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities.

     (6) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary under the Deposit Agreement.

     (7) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Stock registered hereunder, as the case may be.

     (8) Such indeterminate number of shares of Class A Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Stock registered hereunder, as the case may be.

     (9) To be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder.

     (10) Omitted pursuant to General Instruction II. D of Form S-3 under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 22, 2002

PROSPECTUS

                      [URSTADT BIDDLE PROPERTIES INC. LOGO]

                         URSTADT BIDDLE PROPERTIES INC.

                                  $150,000,000
                                  Common Stock
                              Class A Common Stock
                                 Preferred Stock
                                Depositary Shares
                                 Debt Securities

         We intend to issue from time to time (i) common stock, (ii) Class A common stock, (iii) preferred stock, (iv) depositary shares representing entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series and represented by depositary receipts and (v) debt securities, having an aggregate public offering price of up to $150,000,000. Our common stock, Class A common stock, preferred stock, depositary shares and debt securities (collectively referred to as our securities) may be offered in separate series, in amounts, at prices and on terms that will be determined at the time of sale and set forth in one or more supplements to this prospectus.

         Our common stock entitles the holder to one vote per share and our Class A common stock entitles the holder to 1/20th of one vote per share on all matters submitted to a vote of shareholders. Each share of our Class A common stock is also entitled to dividends in an amount equal to not less than 110% of the regular quarterly dividends paid on each share of our common stock.

         The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable (i) in the case of common stock and Class A common stock, the number of shares and initial offering price; (ii) in the case of preferred stock, the series designation and number of shares, the dividend, liquidation, redemption, conversion, voting and other rights, the initial public offering price and whether interests in the preferred stock will be represented by depositary shares; and (iii) in the case of debt securities, the specific designation, aggregate principal amount, currency, denominations, maturity, priority, interest rate, time of payment of interest, terms of redemption at our option or repayment at the option of the holder or for sinking fund payments, terms for conversion into or exchange for shares of our other securities, and the initial offering price. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

         The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement.

         Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

         Our common stock and our Class A common stock are listed on the New York Stock Exchange under the symbols "UBP" and "UBP.A," respectively.

         INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS CONTAINED IN THE PROSPECTUS SUPPLEMENT BEFORE BUYING ANY OFFERED SECURITIES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is __________ ___, 2002

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain "forward-looking" statements as described in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements usually include words like "believes," "anticipates" and "expects" and describe our expectations for the future. Some of these expectations may not be met in important ways for a variety of reasons. We will describe these reasons under the heading "Risk Factors" in the applicable prospectus supplement and in the other reports we file with the Securities and Exchange Commission, and you should review them before you make any investment decision. We are not required to update any forward-looking statements we make and we may not make any updates.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The total dollar amount of the securities sold under this prospectus will not exceed $150 million.

         You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

                                   OUR COMPANY

         We are a self-administered real estate investment trust, or REIT, which owns and manages income producing commercial real estate investments. We have been in business and our common equity has been listed on the New York Stock Exchange since 1969 and we have paid 130 consecutive quarterly cash dividends to our shareholders since that time. Our funds from operations have increased from $7,653,000 in fiscal 1994 to $14,611,000 in fiscal 2001.

          Our primary investment focus is neighborhood and community shopping centers which are typically anchored by grocery and drug stores and located in suburban areas of the northeastern United States, with a primary concentration in Fairfield County, Connecticut, and Westchester and Putnam Counties, New York. We currently own 13 neighborhood and community shopping centers, three mixed-use (office/retail) properties and five office buildings, one of which contains our corporate headquarters, in the northeastern United States. We refer to these 21 properties, which contain 1.9 million square feet of space, as our "core properties." As of March 20, 2002, our core properties collectively had 358 tenants and were 98% leased based upon square footage.

         We also own four non-core properties located outside of the northeastern United States consisting of one office building, one retail property and two distribution and service properties. As of March 20, 2002, our non-core properties were 100% leased based upon square footage. Our strategy is to sell our non-core properties opportunistically over the next several years and re-deploy the proceeds of sale into acquisitions of properties located principally in our primary markets of Fairfield County, Connecticut, and Westchester and Putnam Counties, New York.

         Our investment objective is to increase the cash flow and, consequently, the value of our properties, and to seek continued growth through
(i) the strategic re-leasing, renovation and expansion of our existing properties, and (ii) the selective acquisition of income-producing properties, primarily neighborhood and community shopping centers, in our targeted geographic region. We may also invest in other types of real estate and real estate-related assets in our targeted and other geographic regions from time to time.

         We are owners and operators of income producing real estate and not real estate developers. We invest in properties where we believe cost-effective expansion and renovation programs, combined with effective leasing and operating strategies, can improve the existing properties' value while providing superior current economic returns. We believe that investment in and operation of commercial real estate is a local business and we focus our investments in areas where we have strong knowledge of the local markets. Our home office is located in Greenwich, Connecticut, at the center of the region representing our primary investment focus. All of the members of our senior management team and a majority of our directors live in the areas where our core assets are located.

         Our offices are located at 321 Railroad Avenue, Greenwich, Connecticut 06830. Our telephone number is (203) 863-8200.

                                 CERTAIN RATIOS

         The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown:

                                        Three Months Ended
                                             January 31,                      Year ended October 31,
                                        ------------------      ------------------------------------------------
                                          2002       2001       2001       2000       1999       1998       1997
                                          ----       ----       ----       ----       ----       ----       ----
Ratio of earnings to fixed charges        4.41       2.65       2.94       2.60       2.82       3.96       3.53

Ratio of earnings to combined fixed
charges and preferred stock dividends     2.99       1.58       1.79       1.56       1.63       2.03       3.53

          The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of operating income before minority interests and the equity income of unconsolidated joint ventures, adjusted by adding fixed charges and income distributions of joint ventures and subtracting preference distributions to minority partners of consolidated joint ventures. Fixed charges consist of interest expense and preference distributions to minority partners of consolidated joint ventures.

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities offered by this prospectus to acquire income producing properties consistent with our current business strategy and to fund renovations on, or capital improvements to, our existing properties, including tenant improvements. We intend to focus our acquisition activities on neighborhood and community shopping centers primarily located in the northeastern United States, with a concentration on Fairfield County, Connecticut, and Westchester and Putnam Counties, New York.

         Pending the use of the net proceeds for acquisitions of properties, we may use the net proceeds to reduce amounts outstanding, if any, under our revolving credit facilities and make investments in short-term income producing securities.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Under our Articles of Incorporation we may issue up to 30,000,000 shares of common stock, 40,000,000 shares of Class A common stock, 20,000,000 shares of preferred stock and 10,000,000 shares of Excess Stock. At March 20, 2002, we had outstanding 6,371,167 shares of common stock, 10,373,611 shares of Class A common stock, 150,000 shares of Series B Senior Cumulative preferred stock and no shares of Excess Stock. We have reserved 300,298 shares of common stock and 275,434 shares of Class A common stock for outstanding grants and future issuance under our employee stock option plan, 153,730 shares of common stock and 176,544 shares of Class A common stock for issuance under our dividend reinvestment and share purchase plan, no shares of common stock, 163,700 shares of Class A common stock and 350,000 shares which, at our Compensation Committee's discretion, may be awarded in any combination of shares of common stock or Class A common stock for issuance under our restricted stock plan and 54,553 shares of common stock and 309,650 shares of Class A common stock upon redemption of operating partnership interests.

DESCRIPTION OF COMMON STOCK AND CLASS A COMMON STOCK

Voting

         Under our Articles of Incorporation, holders of our common stock are entitled to one vote per share on all matters submitted to the common shareholders for vote at all meetings of shareholders. Holders of our Class A common stock are entitled 1/20th of one vote per share on all matters submitted to the common shareholders for vote at all meetings of shareholders. Except as otherwise required by law or as to certain matters as to which separate class voting rights may be granted in the future to holders of one or more other classes or series of our capital stock, holders of common stock and Class A common stock vote together as a single class, and not as separate classes, on all matters voted upon by our shareholders. The holders of our Class A common stock, as a group, control 7.5% of the voting power of our common equity securities and the holders of our common stock, as a group, control 92.5% of the voting power of our common equity securities. Therefore, holders of our common stock have sufficient voting power to approve or disapprove all matters voted upon by our shareholders, including any proposal that could affect the relative dividend or other rights of our common stock and Class A common stock.

Dividends and Distributions

         Subject to the requirements with respect to preferential dividends on any of our preferred stock, dividends and distributions are declared and paid to the holders of common stock and Class A common stock in cash, property or other securities of the Company (including shares of any class or series whether or not shares of such class or series are already outstanding) out of funds legally available therefor. Each share of common stock and each share of Class A common stock has identical rights with respect to dividends and distributions, subject to the following: (i) with respect to regular quarterly dividends, each share of Class A common stock entitles the holder thereof to receive not less than 110% of amounts paid on each share of common stock, the precise amount of such dividends on the Class A common stock being subject to the discretion of our Board of Directors; (ii) a stock dividend on the common stock may be paid in shares of common stock or shares of Class A common stock; and (iii) a stock dividend on shares of Class A common stock may be paid only in shares of Class A common stock. If a stock dividend on the common stock is paid in shares of common stock, we are required to pay a stock dividend on the Class A common stock in a proportionate number of shares of Class A common stock. The dividend provisions of the common stock and Class A common stock provide our Board of Directors with the flexibility to determine appropriate dividend levels, if any, under the circumstances from time to time.

Mergers and Consolidations

         In the event we merge, consolidate or combine with another entity (whether or not we are the surviving entity), holders of shares of Class A common stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of common stock in that transaction.

Liquidation Rights

         Holders of common stock and Class A common stock have the same rights with respect to distributions in connection with a partial or complete liquidation of our Company.

Restrictions on Ownership and Transfer

         We have the right to refuse transfers of capital stock that could jeopardize our qualification as a REIT and to redeem any shares of capital stock in excess of 7.5% of the value of our outstanding capital stock beneficially owned by any person (other than an exempted person).

Transferability

         The common stock and Class A common stock are freely transferable, and except for the ownership limit and federal and state securities laws restrictions on our directors, officers and other affiliates and on persons holding "restricted" stock, our shareholders are not restricted in their ability to sell or transfer shares of the common stock or Class A common stock.

Sinking Fund, Preemptive, Subscription and Redemption Rights

         Neither the common stock nor the Class A common stock carries any sinking fund, preemptive, subscription or redemption rights enabling a holder to subscribe for or receive shares of any class of our stock or any other securities convertible into shares of any class of our stock.

Transfer Agent and Registrar

         The transfer agent and registrar for the common stock and Class A common stock is The Bank of New York.

DESCRIPTION OF PREFERRED STOCK

         The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to our Articles of Incorporation fixing the preferences, limitations and relative rights of a particular series of preferred stock.

General

         Under our Articles of Incorporation, our Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 20,000,000 shares of preferred stock, in such series, with such preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption, as may be fixed by our Board of Directors. As a result, our Board of Directors may afford the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of our common stock and our Class A common stock

         The preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the applicable prospectus supplement. You should refer to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of the preferred stock and the number of shares offered; (ii) the price at which the series will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of the series; (v) any conversion provisions of the series; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

         The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement and subject to the rights of the holders of our existing preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our common stock and our Class A common stock.

         We currently have 150,000 shares of 8.99% Series B Cumulative preferred stock (the "Series B preferred stock") outstanding. Without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B preferred stock, we may not issue more than 100 additional shares of Series B preferred stock or any equity securities which rank senior to the Series B preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up. For further discussion of the rights of the Series B preferred stock, see "Description of Class B Senior Cumulative Preferred Stock" below.

Dividend Rights

         Holders of preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the applicable prospectus supplement. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

         The applicable prospectus supplement may provide that, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our common stock or our Class A common stock, other than a dividend payable in common stock or Class A common stock, unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we shall have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

         The applicable prospectus supplement may provide that, when dividends are not paid in full upon a series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with that series of preferred stock, all dividends declared upon the series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the series of preferred stock and the other series will in all cases bear to each other the same ratio that accrued dividends per share on the series of preferred stock and the other series bear to each other.

         Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets in excess of the specified dividend and liquidation rights.

Rights Upon Liquidation

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders the amount stated or determined on the basis set forth in the applicable prospectus supplement. These amounts may include accrued dividends, if the liquidation, dissolution or winding up is involuntary, or may equal the current redemption price per share for the series (otherwise than for the sinking fund, if any, provided for such series), if the liquidation, dissolution or winding up is voluntary. These amounts will be paid to the holders of preferred stock on the preferential basis set forth in the applicable prospectus supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the amounts payable with respect to preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our assets remaining after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of our affairs will be described in the applicable prospectus supplement.

Redemption

         A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, at the redemption prices and for the types of consideration set forth in the applicable prospectus supplement. The prospectus supplement for a series of preferred stock which is subject to mandatory redemption shall specify the number of shares of the series that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

         If, after giving notice of redemption to the holders of a series preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the rights, if any, to convert the shares into other classes of our stock. The redemption price will be stated in the applicable prospectus supplement. Except as indicated in the applicable prospectus supplement, the preferred stock will not be subject to any mandatory redemption at the option of the holder.

Sinking Fund

         The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion and Preemptive Rights

         The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or redeemable for shares of common stock, our Class A common stock or another series of preferred stock. Except as indicated in the applicable prospectus supplement, the preferred stock will have no preemptive rights.

Voting Rights

         Except as indicated in the applicable prospectus supplement relating to a particular series of preferred stock, or except as expressly required by law, a holder of preferred stock will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of the series of preferred stock are entitled to vote.

Transfer Agent and Registrar

         The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be selected by us and be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of preferred stock have the right to vote on any matter.

Other

         Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or our Class A common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock or our Class A common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock or our Class A common stock.

DESCRIPTION OF CLASS B SENIOR CUMULATIVE PREFERRED STOCK

General

         In January 1998, we issued 350,000 shares of the Series B preferred stock to three investors in a private placement for aggregate proceeds of $35,000,000. On November 30, 2001, we repurchased 200,000 of these shares for $16,050,000. 150,000 shares of our Series B preferred stock remain outstanding.

Maturity

         The Series B preferred stock has no stated maturity and is not subject to any sinking fund or mandatory redemption.

Rank

         With respect to the payment of dividends and amounts upon liquidation, the Series B preferred stock ranks senior to the common stock and Class A common stock and to all equity securities we issue ranking junior to the Series B preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up and will rank equally with all equity securities we issue which specifically provide that the equity securities rank equally with the Series B preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up. Without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B preferred stock, we may not issue more than 100 additional shares of Series B preferred stock or any equity securities which rank senior to the Series B preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Dividends

         Dividends on the Series B preferred stock are cumulative from January 8, 1998, the date of original issue, and are payable quarterly on January 31, April 30, July 31 and October 31 of each year, to shareholders of record on the applicable record date determined each quarter by our Board of Directors for the quarterly periods ended January 31, April 30, July 31 and October 31, as applicable, at the rate of 8.99% per annum of the Liquidation Preference (as defined below) (the "Initial Dividend Yield"). If we violate the Fixed Charge Coverage Ratio Covenant (as defined below) or the Capitalization Ratio Covenant (as defined below), and fail to cure this violation on or before the second succeeding dividend payment date, the Initial Dividend Yield will be increased to 2.0% over the Initial Dividend Yield (the "First Default Dividend Yield") as of that second succeeding dividend payment date. If we remain in violation of either the Fixed Charge Ratio Covenant or the Capitalization Ratio Covenant on four consecutive dividend payment dates after the initial violation of either covenant, the Dividend Yield (the "Dividend Yield") will increase to the greater of (i) the Discount Rate (as defined below) plus 7.0% or (ii) 15% (the "Second Default Dividend Yield") as of that fourth consecutive dividend payment date. The First Default Dividend Yield and the Second Default Dividend Yield will revert back to the Initial Dividend Yield if we remain in compliance with the Fixed Charge Coverage Ratio Covenant and the Capitalization Ratio Covenant on two consecutive dividend payment dates after the First Default Dividend Yield or Second Default Dividend Yield takes effect.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $100 per share (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid dividends to the date of payment.

Redemption

         Except in certain circumstances relating to preservation of our status as a REIT under the Internal Revenue Code, and to a change of control involving the Company, the Series B preferred stock is not redeemable before January 8, 2008 (the "Tenth Anniversary Date"). On and after the Tenth Anniversary Date, the Series B preferred stock is redeemable for cash at our option, in whole or in part, at a redemption price of $100 per share, plus dividends accrued and unpaid at the redemption date (whether or not declared), without interest.

Change of Control

         In the event we experience a change of control, each holder of shares of Series B preferred stock has the right, at the holder's option, to require us to repurchase all or any part of the holder's Series B preferred stock at a repurchase price of $100 per share, plus all accrued and unpaid dividends on the shares, if any, up to the date fixed for repurchase, without interest, subject to the Maryland General Corporation Law. In the event we experience a change of control, we have the right, at our option, to redeem all or any part of the shares of each holder of Series B preferred stock at (i) before the Tenth Anniversary Date, the Make-Whole Price (as defined below) and (ii) on or after the Tenth Anniversary Date, the redemption price of $100 per share, plus all accrued and unpaid dividends on the shares, if any, without interest, pursuant to the procedures applicable to other redemptions of shares of Series B preferred stock.

Voting Rights

         Holders of Series B preferred stock generally have no voting rights. However, whenever dividends on any shares of Series B preferred stock are in arrears for three or more quarterly periods within any five-year period, whether or not the quarterly periods are consecutive, the holders of the shares (subject to certain restrictions in the case of entities regulated by the Bank Holding Company Act of 1956) are entitled to elect, voting separately as a class with all other shares of Parity Preferred (as defined below) upon which like voting rights have been conferred and are exercisable, two additional directors of our Board of Directors until all dividends accumulated on the shares of Series B preferred stock have been fully paid or declared and a sum sufficient for the payment of the dividends is set aside for payment. Without the affirmative vote or consent of at least two-thirds of the outstanding Series B preferred stock, we may not (i) effect any voluntary termination of our status as a REIT, (ii) effect certain changes to the terms of the Series B preferred stock that would be materially adverse to the rights of the holders of the Series B preferred stock (including, without limitation, the issuance of more than 100 additional shares of Series B preferred stock) or (iii) enter into or undertake any Senior Obligations (as defined below) at any time during which we are in violation of the Fixed Charge Ratio Covenant or the Capitalization Ratio Covenant. Without the affirmative vote or consent of all of the outstanding Series B preferred stock, we may not effect changes to certain terms of the Series B preferred Stock, including among others, the Initial Dividend Yield, the Liquidation Preference, the Dividend Payment Dates and the Make-Whole Price (all as defined below). Moreover, without the affirmative vote or consent of at least 85% of the outstanding Series B preferred stock, subject to certain conditions, we may not effect changes to certain terms of the Series B preferred stock related to the Fixed Charge Coverage Ratio Covenant and the Capitalization Ratio Covenant.

Conversion

         The Series B preferred stock is not convertible into or exchangeable for any other securities or property of the Company.

Certain Covenants

         The Articles Supplementary of the Series B preferred stock provide that so long as any share of Series B preferred stock remains outstanding, we may not permit (i) the Fixed Charge Coverage Ratio (as defined below) for the period comprised of our two most recently completed fiscal quarters immediately preceding the date of determination to be less than 1.30 (the "Fixed Charge Coverage Ratio Covenant") or (ii) the Capitalization Ratio (as defined below) to exceed 0.55 (the "Capitalization Ratio Covenant").

         We may not enter into or undertake any Senior Obligation which results in a violation of the Fixed Charge Coverage Ratio Covenant or the Capitalization Ratio Covenant, compliance with the covenants being determined (i) in the case of the Fixed Charge Coverage Ratio Covenant, after giving effect on a pro forma basis to any such Senior Obligation as if the Senior Obligation had been issued on the first day of the Calculation Period (as defined below), and (ii) in the case of the Capitalization Ratio Covenant, as of the end of our fiscal quarter immediately preceding our fiscal quarter in which the Senior Obligation is issued or undertaken, after giving effect on a pro forma basis to any such Senior Obligation as if the Senior Obligation had been issued on the first day of the immediately preceding quarter.

Restrictions on Ownership and Transfer

         We have the right to refuse transfers of capital stock that could jeopardize our qualification as a REIT and to redeem any shares of capital stock in excess of 7.5% of the value of our outstanding capital stock beneficially owned by any person. Pursuant to a Subscription Agreement executed between us and the initial holders of the Series B preferred stock (the "Subscription Agreement"), we and the holders agreed that if, at any time prior to the Listing Date (as defined below), we determine that we intend to revoke the exemption granted to a certain initial holder of the Series B preferred stock which permits the holder to own shares of Series B preferred stock in excess of 7.5% of the value of outstanding capital stock (the "Ownership Limit"), (i) we have an obligation to purchase from the holder, and the holder has an obligation to sell to us, the shares of Series B preferred stock in excess of the Ownership Limit at the Make-Whole Price, and (ii) we have an obligation to purchase from each other holder of Series B preferred stock, and each other holder has an obligation to sell to us, a pro rata number of the shares of Series B preferred stock held by each other holder at that time. Each and every transferee of shares of Series B preferred stock will be required, as a condition to transfer, to agree to be bound by any obligations of the transferor.

         In addition, the Series B preferred stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and pending the registration may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Registration Rights

         Pursuant to a Registration Rights Agreement (as amended, the "Registration Rights Agreement") between our Company and the holders of the Series B preferred stock, upon receipt of a written request from a holder of the Series B preferred stock, we are required to file and use our reasonable best efforts to cause to become effective a Registration Statement with the Commission under the Securities Act with respect to the Series B preferred stock within ninety days after the receipt of the written request.

Listing

         Pursuant to the Registration Rights Agreement, if any Registration Statement relating to the offer and sale of the outstanding Series B preferred stock is declared effective by the Commission, we must use our reasonable efforts to cause the listing of the Series B preferred stock on the New York Stock Exchange, Inc. (the "NYSE") or, if the Series B preferred stock is not then eligible for listing on the NYSE, to apply for listing of the Series B preferred stock on the American Stock Exchange, Inc. (the "AMEX") or, if the Series B preferred stock is not then eligible for listing on the AMEX, to apply for quotation of the Series B preferred stock through the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") (the date of any such listing, the "Listing Date").

Certain Series B Preferred Stock Definitions

         "Calculation Period" means, as of any date of determination, the period comprised of our two most recently completed fiscal quarters immediately preceding our fiscal quarter in which that date of determination occurs.

         "Capitalization Ratio" means, as of any date of determination, the ratio obtained by dividing (i) the sum of (A) the aggregate amount of our debt and (B) the aggregate amount of our preferred stock by (ii) the sum of (A) the aggregate amount of our debt, (B) the aggregate amount of our preferred stock,
(C) the aggregate amount of capital (including surplus) which in accordance with generally accepted accounting principles would be reflected on our balance sheet in connection with our common equity securities as of the end of the quarter immediately preceding our fiscal quarter in which that date of determination occurs and (D) our accumulated depreciation as set forth on our balance sheet as of the end of the quarter immediately preceding our fiscal quarter in which that date of determination occurs.

         "Discount Rate" means, as of any date of determination, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second business day preceding that date of determination on the display designated as "Page 678" on the Telerate Access Service (or any other display that may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a 30-year maturity as of that date of determination, or (ii) if the yields are not reported at that time or the yields reported at that time are not ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which the yields have been so reported as of the second business day preceding the date of determination in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a 30-year constant maturity as of that date of determination.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio obtained by dividing (i) the sum of (A) Interest Expense for the Calculation Period and (B) Funds From Operations for the Calculation Period by
(ii) the sum of (A) Interest Expense for the Calculation Period and (B) Preferred Dividends for the Calculation Period; provided, however, that (x) if we have issued any debt or preferred stock since the beginning of the Calculation Period that remains outstanding or (y) if the transactions giving rise to the need to calculate the Fixed Charge Coverage Ratio is an issuance of debt or preferred stock, or both (x) and (y), Interest Expense and Preferred Dividends for the Calculation Period shall be calculated after giving effect on a pro forma basis to the debt or preferred stock as if the debt or preferred stock had been issued on the first day of the Calculation Period and the discharge of any other debt or preferred stock refinanced, refunded, exchanged or otherwise discharged with the proceeds of the new debt or preferred stock as if any such discharge had occurred on the first day of the Calculation Period.

         "Funds From Operations" means, with respect to any fiscal quarter, (a) our net income for that quarter, plus (b) any loss resulting from the restructuring of debt, or sale of property during that period, minus (c) any gain resulting from the restructuring of debt, or sale of property during that period, plus (d) depreciation and amortization of properties (including with respect to trade fixtures and tenant allowances or improvements which are a part thereof and capitalized leasing expenses, such as leasing commissions), and adjusted to take into account (i) the results of operations of any unconsolidated joint venture or partnership calculated to reflect funds from operations on the same basis and (ii) any unusual and non-recurring items which otherwise would materially distort the comparative measurement of Funds From Operations for different fiscal periods. Funds From Operations shall be determined in accordance with the March 1995 White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, as in effect on the date of issuance of the Series B preferred stock.

         "Interest Expense" means, for any period, our total interest expense, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under hedging obligations (including amortization of fees), and (vii) interest actually paid by us under any guarantee of debt or other obligation of any other person.

         "Make-Whole Price" means, for any share of Series B preferred stock, as of any date of determination, the sum of (i) the present value as of that date of determination of all remaining scheduled dividend payments of that share of Series B preferred stock until the Tenth Anniversary Date, discounted by the Discount Rate, (ii) the Liquidation Preference and (iii) all accrued and unpaid dividends thereon to that date of determination.

         "Parity Preferred" means all other series of preferred stock ranking on a parity with the Series B preferred stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable.

         "Preferred Dividends" means dividends accrued in respect of all preferred stock held by persons other than us.

         "Senior Obligations" means any (i) debt other than accounts payable incurred in the ordinary course of our business and (ii) any equity securities which rank senior to the Series B preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up.

DESCRIPTION OF DEPOSITARY SHARES

General

         We may, at our option, elect to offer fractional shares of our preferred stock, rather than full shares of preferred stock. In such event, we will issue to the public receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of our preferred stock as described below.

         The shares of any series of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of our preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. If depositary shares are issued, copies of the forms of deposit agreement and depositary receipt will be incorporated by reference in the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to those documents.

         Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

         The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance that is not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

         The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

         If a series of our preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that have been redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

         After the date fixed for redemption, the depositary shares that are called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities, or other property payable upon the redemption and any money, securities, or other property to which the holders of the depositary shares were entitled upon the redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

         Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Depositary Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of our affairs and the distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

         The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to holders of our preferred stock. Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our respective duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting our preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

         The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary in which event we will appoint a successor depositary after delivery of the notice of resignation or removal.

Restrictions on Ownership

         In order to safeguard us against an inadvertent loss of our REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement and will be referenced on the applicable depositary receipts.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         To qualify as a REIT under the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our Articles of Incorporation contain provisions that restrict the ownership and transfer of our shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the "ownership limit."

         The ownership limit provides that, in general, no person may own more than 7.5% of the aggregate value of all outstanding stock of the Company. It also provides that:

         o   a transfer that violates the limitation is void;

         o a transferee gets no rights to the shares that violate the limitation;

         o shares transferred to a shareholder in excess of the ownership limit are automatically converted, by operation of law, into shares of "Excess Stock"; and

         o the Excess Stock will be held by us as trustee of a trust for the exclusive benefit of future transferees to whom the shares of capital stock will ultimately be transferred without violating the ownership limit.

         Pursuant to authority under our Articles of Incorporation, our Board of Directors has determined that the ownership limit does not apply to Mr. Charles
J. Urstadt, our Chairman and Chief Executive Officer, and his affiliates and associates who currently own in the aggregate 36.0% and 3.4% of our outstanding common stock and Class A common stock, respectively. Such holdings represent approximately 33.5% of our outstanding voting interests. The ownership limitation may discourage a takeover or other transaction that some of our shareholders may otherwise believe to be desirable.

         Ownership of our stock is subject to attribution rules under the Internal Revenue Code, which may result in a person being deemed to own stock held by other persons. The Board of Directors may waive the ownership limit if it determines that the waiver will not jeopardize our status as a REIT. As a condition of such a waiver, the Board of Directors may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT status. We required no such waiver with respect to Mr. Urstadt's ownership rights, which are established as part of our Articles of Incorporation.

         Any person who acquires stock in violation of the ownership limit must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT. The ownership limit will not apply if our Board of Directors determines that it is no longer in our best interests to qualify as a REIT. Otherwise, the ownership limit may be changed only by an amendment to our Articles of Incorporation by a vote of two-thirds of the voting power of our common equity securities.

         Our Articles of Incorporation provide that any purported transfer which results in a direct or indirect ownership of shares of capital stock in excess of the ownership limit or that would result in the disqualification of the Company as a REIT shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our Board of Directors may, in its sole discretion, waive the ownership limit if evidence satisfactory to our Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our Board of Directors otherwise decides that such action is in our best interests.

         Shares of capital stock owned, or deemed to be owned, or transferred to a shareholder in excess of the ownership limit will automatically be converted into shares of "Excess Stock" that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of capital stock may be ultimately transferred without violating the ownership limit. While the Excess Stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote, and except upon liquidation it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of Excess Stock prior to the discovery by us that capital stock has been transferred in violation of the provision of our Articles of Incorporation is required to be repaid to us upon demand. The Excess Stock is not treasury stock, but rather constitutes a separate class of our issued and outstanding stock. The original transferee-shareholder may, at any time the Excess Stock is held by us in trust, transfer the interest in the trust representing the Excess Stock to any person whose ownership of shares of capital stock exchanged for such Excess Stock would be permitted under the ownership limit, at a price not in excess of (i) the price paid by the original transferee-stockholders for shares of capital stock that were exchanged into Excess Stock, or (ii) if the original transferee-shareholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale, gift or other transaction. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be converted back into shares of capital stock from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the Excess Stock and to hold the Excess Stock on behalf of us.

         In addition, we will have the right, for a period of 90 days during the time any shares of Excess Stock are held by us in trust, to purchase all or any portion of the Excess Stock from the original transferee-shareholder at the lesser of (i) the price initially paid for such shares by the original transferee-shareholder, or if the original transferee-shareholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale, gift or other transaction, and (ii) the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date we elect to purchase such shares. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-shareholder gives notice to us of the transfer, or, if no such notice is given, the date our Board of Directors determines that a violative transfer has been made.

         All stock certificates bear a legend referring to the restrictions described above.

         Every owner of more than 5%, or any lower percentage set by federal income tax laws, of the outstanding common stock and Class A common stock must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of common stock and Class A common stock on our status as a REIT and to ensure compliance with the ownership limitation.

                         DESCRIPTION OF DEBT SECURITIES

         The following description, together with the additional information we include in any applicable supplements to this prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

         The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

GENERAL

         We will describe in each prospectus supplement the following terms relating to a series of debt securities:

         o   the title;

         o   any limit on the amount that may be issued;

         o whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

         o   the maturity date;

         o the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

         o whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

         o   the terms of the subordination of any series of subordinated debt;

         o   the place where payments will be payable;

         o our right, if any, to defer payment of interest and the maximum length of any such deferral period;

         o the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

         o the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

         o whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

         o whether we will be restricted from incurring any additional indebtedness;

         o a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

         o the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

         o any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

CONVERSION OR EXCHANGE RIGHTS

         We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, our Class A common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock, Class A common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

         The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

         The following are events of default under the indentures with respect to any series of debt securities that we may issue:

         o if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

         o if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

         o if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

         o if specified events of bankruptcy, insolvency or reorganization occur as to us.

         If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

         o the direction so given by the holder is not in conflict with any law or the applicable indenture; and

         o subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

         o the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

         o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

         o the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

         These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

         We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

         We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

         o   to fix any ambiguity, defect or inconsistency in the indenture; and

         o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

         In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

         o   extending the fixed maturity of the series of debt securities;

         o reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

         o reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

DISCHARGE

         Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

         o   register the transfer or exchange of debt securities of the series;

         o   replace stolen, lost or mutilated debt securities of the series;

         o   maintain paying agencies;

         o   hold monies for payment in trust;

         o   compensate and indemnify the trustee; and

         o   appoint any successor trustee.

         In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE AND TRANSFER

         We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

         We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If we elect to redeem the debt securities of any series, we will not be required to:

         o issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

         o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

         Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

         We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

         We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that the Trust Indenture Act is applicable.

SUBORDINATION OF SUBORDINATED NOTES

         The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

         CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS,
          MARYLAND LAW, OUR SHAREHOLDER RIGHTS PLAN, CHANGE OF CONTROL
                    AGREEMENTS AND INDEMNIFICATION AGREEMENTS

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

Classification of Board, Vacancies and Removal of Directors

         Our Articles of Incorporation provide that our Board of Directors is divided into three classes. Directors of each class serve for staggered terms of three years each, with the terms of each class beginning in different years. We currently have eight directors. The number of directors in each class and the expiration of the current term of each class is as follows:

             Class I             3 directors          Expires 2004
             Class II            2 directors          Expires 2005
             Class III           3 directors          Expires 2003

         At each annual meeting of our shareholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified board may delay, defer or prevent a change in control or other transaction that might involve a premium over the then-prevailing market price for our common stock and Class A common stock or other attributes that our shareholders may consider desirable. In addition, a classified board could prevent shareholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

         Our Articles of Incorporation provide that, subject to the rights of holders of our preferred stock, any director may be removed (i) only for cause and (ii) only by the affirmative vote of not less than two-thirds of the common equities then outstanding and entitled to vote for the election of directors. Our Articles of Incorporation additionally provide that any vacancy occurring on our Board of Directors (other than as a result of the removal of a director) shall be filled only by a majority of the remaining directors except that a vacancy resulting from an increase in the number of directors shall be filled by a majority of the entire Board of Directors. A vacancy resulting from the removal of a director may be filled by the affirmative vote of a majority of all the votes cast at a meeting of the shareholders called for that purpose.

         The provisions of our Articles of Incorporation relating to the removal of directors and the filling of vacancies on our Board of Directors could preclude a third party from removing incumbent directors without cause and simultaneously gaining control of our Board of Directors, by filling, with its own nominees, the vacancies created by such removal. The provisions also limit the power of shareholders generally, and those with a majority interest, to remove incumbent directors and to fill vacancies on our Board of Directors without the support of incumbent directors.

Shareholder Action by Written Consent

         Our Articles of Incorporation provide that any action required or permitted to be taken by our shareholders may be effected by a consent in writing signed by the holders of all of our outstanding shares of common equity securities entitled to vote on the matter. This requirement could deter a change of control because it could delay or deter a shareholder's ability to take action with respect to us.

Meetings of Shareholders

         Our Bylaws provide for annual shareholder meetings to elect directors. Special shareholder meetings may be called by our Chairman, President or a majority of the Board of Directors or may be called by our Secretary at the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting. This requirement could deter a change of control because it could delay or deter a shareholder's ability to take action with respect to us.

Shareholder Proposals and Director Nominations

         Under our Bylaws, in order to have a shareholder proposal or director nomination considered at an annual meeting of shareholders, shareholders are generally required to deliver to us certain information concerning themselves and their shareholder proposal or director nomination not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Anniversary Date, notice must be delivered to us not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day after public disclosure of the date of such meeting. Failure to comply with such timing and informational requirements will result in such proposal or director nomination not being considered at the annual meeting. The purpose of requiring shareholders to give us advance notice of nominations and other business, and certain related information is to ensure that we and our shareholders have sufficient time and information to consider any matters that are proposed to be voted on at an annual meeting, thus promoting orderly and informed shareholder voting. Such Bylaw provisions could have the effect of precluding a contest for the election of our directors or the making of shareholder proposals if the proper procedures are not followed, and of delaying or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.

Authorization of Consolidations, Mergers and Sales of Assets

         Our Articles of Incorporation provide that any consolidation, merger, share exchange or transfer of all or substantially all of our assets must first be approved by the affirmative vote of a majority of our Board of Directors (including a majority of the Continuing Directors) and thereafter must be approved by a vote of at least two-thirds of all the votes cast on such matter, by holders of voting common equities voting as a single class at a meeting of the shareholders. These provisions could make it more difficult for us to enter into any consolidation, merger or sale of assets as described above.

Amendment of Our Articles of Incorporation and Bylaws

         Our Articles of Incorporation may be amended by the affirmative vote of a majority of the vote entitled to be cast on the matter, except that provisions relating to the directors, the ownership limit, amendments to the Articles of Incorporation, indemnification, limitation of liability, the required percentage vote of shareholders for certain transactions and amendment of the Bylaws by directors may only be amended by a vote of at least two-thirds of the common equities then outstanding and entitled to vote. Our Bylaws may be amended only by the Board of Directors.

Indemnification; Limitation of Directors' and Officers' Liability

         Our Articles of Incorporation limit the liability of our directors and officers for money damages, except for liability resulting from:

         o actual receipt of an improper benefit or profit in money, property or services; or

         o a final judgment based upon a finding of active and deliberate dishonesty by the director that was material to the cause of action adjudicated.

         Our Articles of Incorporation authorize us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our Bylaws permit us to indemnify each director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us.

         Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

         o the act or omission of the director or officer was material to the matter giving rise to the proceeding; and

         o   was committed in bad faith; or

         o   was the result of active and deliberate dishonesty; or

         o in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         However, a Maryland corporation may not indemnify for an adverse judgment in a derivative action. Our Bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

         o a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

         o a written undertaking to repay the amount reimbursed if the standard of conduct was not met.

PROVISIONS OF MARYLAND LAW

Business Combinations

         Under Maryland law, certain "business combinations" between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares (who the statute terms an "interested shareholder"), or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which they became such persons. The business combinations that are subject to this law include mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five-year period has elapsed, a proposed business combination must be recommended by the Board of Directors and approved by the affirmative vote of at least:

         o   80% of our outstanding voting shares; and

         o two-thirds of the outstanding voting shares, excluding shares held by the interested shareholder,

unless, among other conditions, the shareholders receive a fair price, as defined by Maryland law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

         These provisions do not apply, however, to business combinations that the Board of Directors approves or exempts before the time that the interested shareholder becomes an interested shareholder or transactions between us and Mr. Charles J. Urstadt, Chairman and Chief Executive Office of the Company or any of his affiliates or associates.

Control Share Acquisitions

         Maryland law provides that "control shares" acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquiror or by officers or directors who are employees of ours. "Control shares" are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, other than by revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

         o   one-tenth or more but less than one-third;

         o   one-third or more but less than a majority; or

         o   a majority of all voting power.

         Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our Board of Directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders' meeting.

         If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our Articles of Incorporation or Bylaws.

         Our Bylaws exempt from the Maryland control share statute any and all acquisitions of our common or preferred shares by any person who, as of December 31, 1996, owned in excess of 20% of the then outstanding shares of common stock and preferred stock of the Company. As of December 31, 1996, only Mr. Charles J. Urstadt, Chairman and Chief Executive Officer of the Company, beneficially owned in excess of 20% of the outstanding common and preferred shares of the Company. The Board of Directors has the right, however, to amend this exemption at any time in the future.

Dissolution Requirements

         Maryland law generally permits the dissolution of a corporation if approved (i) first by the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of shareholders, and (ii) upon proper notice being given as to the purpose of the meeting, then by the shareholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. This provision of the Maryland law could delay or deter our liquidation.

Certain Recent Provisions of Maryland Law

         Maryland law also provides that Maryland corporations that are subject to the Exchange Act and have at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation's charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into applicable statutory provisions and notwithstanding the charter or bylaws:

         o provide that a special meeting of stockholders will be called only at the request of stockholders, entitled to cast at least a majority of the votes entitled to be cast at the meeting,

         o   reserve for itself the right to fix the number of directors,

         o provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote, and

         o retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director.

         In addition, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute. While certain of these provisions are already contemplated by our Charter and Bylaws, the law would permit our Board of Directors to override further changes to the Charter or Bylaws. If implemented, these provisions could discourage offers to acquire our common stock or Class A common stock and could increase the difficulty of completing an offer.

SHAREHOLDER RIGHTS PLAN

         We have adopted a shareholder rights plan. Under the terms of this plan, we can in effect prevent a person or a group from acquiring more than 10% of the combined voting power of our outstanding shares of common stock and Class A common stock because, after (i) the person acquires more than 10% of the combined voting power of our outstanding common stock and Class A common stock, or (ii) the commencement of a tender offer or exchange offer by any person (other than us, any one of our wholly owned subsidiaries or any of our employee benefit plans, or any Exempted Person (as defined below)), if, upon consummation of the tender offer or exchange offer, the person or group would beneficially own 30% or more of the combined voting power of our outstanding shares of common stock and Class A common stock, all other shareholders will have the right to purchase securities from us at a price that is less than their fair market value, which would substantially reduce the value and influence of the stock owned by the acquiring person. Our Board of Directors can prevent the plan from operating by approving of the transaction and redeeming the rights. This gives our Board of Directors significant power to approve or disapprove of the efforts of a person or group to acquire a large interest in our Company. The rights plan exempts acquisitions of common stock and Class A common stock by Mr. Charles J. Urstadt, members of his family and certain of his affiliates.

CHANGE OF CONTROL AGREEMENTS

         We have entered into change of control agreements with four of our senior executives providing for the payment of money to these executives upon the occurrence of a change of control of the Company as defined in these agreements. If, within 18 months following a change of control, the Company terminates the executive's employment other than for cause, or if the executive elects to terminate his employment with the Company for reasons specified in the agreement, we will make a severance payment equal to a portion of the executive's base salary, together with medical and other benefits. In the case of Messrs. Charles J. Urstadt, Willing L. Biddle, James R. Moore and Raymond P. Argila, we will make a payment equal to their respective annual salaries plus benefits. Based upon their current salary and benefit levels, this provision would result in payments totaling $960,000 to Messrs. Urstadt, Biddle, Moore and Argila, in the aggregate. These agreements may deter changes of control of the Company because of the increased cost for a third party to acquire control of the Company.

INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with certain of our directors, indemnifying them against expenses, settlements, judgments and levies incurred in connection with any action, suit or proceeding, whether civil or criminal, where the individual's involvement results from his or her present or former position as a director.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS, MARYLAND LAW, SHAREHOLDER RIGHTS PLAN AND CHANGE OF CONTROL AGREEMENTS

         Certain provisions of our Articles of Incorporation and Bylaws, certain provisions of Maryland law, our shareholder rights plan and our change of control agreements with our officers could have the effect of delaying or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe is desirable.

INTERESTS OF MR. CHARLES J. URSTADT

         Mr. Charles J. Urstadt, our Chairman and Chief Executive Officer, beneficially owns 2,290,420 shares of common stock and 349,850 shares of Class A common stock constituting approximately 33.5% of the voting power of our outstanding common equity securities. In view of the common equity securities beneficially owned by Mr. Urstadt, Mr. Urstadt may control a sufficient percentage of the voting power of our common equity securities to effectively block certain proposals which require a vote of our shareholders. In addition, under Maryland law, certain business combinations between us and an interested shareholder will require the recommendation of our Board of Directors and the affirmative vote of at least (i) 80% of the outstanding shares of our common equity securities and (ii) two-thirds of the outstanding shares of our common equity securities not held by such interested shareholder or its affiliates unless, among other things, certain "fair price" and other conditions are met. In view of the common equity securities beneficially owned by Mr. Urstadt, Mr. Urstadt may control a sufficient percentage of the voting power of common equity securities to effectively block a proposal respecting a business combination under these provisions of Maryland law with an interested shareholder.

                              PLAN OF DISTRIBUTION

         We may sell the securities in or outside the United States to or through underwriters or may sell the securities to investors directly or through designated agents or may sell the securities through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in a prospectus supplement.

         Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in a prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         Unless otherwise specified in a prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock and Class A common stock which are both currently traded on the New York Stock Exchange. We may elect to list any series of preferred stock, depositary shares or debt securities on the New York Stock Exchange, on another exchange, or on the NASDAQ Stock Market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

         Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

         If so indicated in a prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the principal amount of the securities sold pursuant to the delayed delivery contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with which delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. A commission indicated in the prospectus supplement will be paid to agents and underwriters soliciting purchases of the securities pursuant to delayed delivery contracts accepted by us. Agents and underwriters shall have no responsibility in respect of the delivery or performance of delayed delivery contracts.

         Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

                                     EXPERTS

          Our consolidated financial statements and schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended October 31, 2001 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto and have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

         The legality of the securities offered in this offering will be passed upon by Maryland counsel named in the prospectus supplement. Certain federal income tax matters will be passed upon by Coudert Brothers LLP, New York, New York. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC that are not included in this prospectus. The information incorporated by reference is considered part of this prospectus. We incorporate by reference the documents listed below:

         o   Our Annual Report on Form 10-K for the year ended October 31,
             2001;

         o Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2002;

         o   Our Definitive Proxy Statement filed January 30, 2002;

         o The description of our Class A common stock contained in our Registration Statement filed on Form 8-A12B filed June 17, 1998, including any amendment or report filed for the purpose of updating such description.

         o The description of our common stock contained in our Registration Statement filed on Form 8-B12B filed March 12, 1997, including any amendment or report filed for the purpose of updating such description.

         We also incorporate by reference additional documents that may be subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You may request a copy of these filings, at no cost, by writing or telephoning:

                  Urstadt Biddle Properties Inc.
                  Attn:  James R. Moore
                  Executive Vice President and Chief Financial Officer 321 Railroad Avenue
                  Greenwich, Connecticut  06830
                  (203) 863-8200

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of our securities in any state where the offer or solicitation is not authorized. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

         The statements that we make in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to the copy of that document, which is filed as an exhibit to our registration statement on Form S-3. You can obtain copies of these documents from the SEC or from us, as described above.

================================================================================

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


ABOUT THIS PROSPECTUS..........................................4
OUR COMPANY....................................................4
CERTAIN RATIOS.................................................5
USE OF PROCEEDS................................................6
DESCRIPTION OF CAPITAL STOCK...................................7
DESCRIPTION OF DEBT SECURITIES................................22
CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND
BYLAWS, MARYLAND LAW, OUR SHAREHOLDER RIGHTS PLAN, CHANGE
OF CONTROL AGREEMENTS AND INDEMNIFICATION AGREEMENTS..........28
PLAN OF DISTRIBUTION..........................................35
EXPERTS.......................................................36
LEGAL OPINIONS................................................36
WHERE YOU CAN FIND MORE INFORMATION...........................36

================================================================================


                                 [URSTADT BIDDLE
                              PROPERTIES INC. LOGO]


                                  $150,000,000
                                  Common Stock
                              Class A Common Stock
                                 Preferred Stock
                                Depositary Shares
                                 Debt Securities


                         -------------------------------
                                   PROSPECTUS
                         -------------------------------



                                 ________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee...................................         $13,800.00
Transfer agent and registrar fees......................         $25,000.00*
Printing expenses......................................         $50,000.00*
Accountants' fees......................................        $100,000.00*
New York Stock Exchange listing fee....................         $25,000.00*
Counsel fees...........................................        $300,000.00*
NASD filing fee........................................         $15,500.00*
Miscellaneous..........................................         $70,700.00*

Total..................................................        $600,000.00*

---------------------
*  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation and Bylaws of the Registrant provide that the Registrant shall indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the Maryland General Corporation Law (the "MGCL"). The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Registrant, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

ITEM 16. EXHIBITS

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
     *1.1           Form of Underwriting Agreement for Equity Securities.

     *1.2           Form of Underwriting Agreement for Debt Securities.

     *4.1           Form of Articles Supplementary for Preferred Stock.

     *4.2           Form of Preferred Stock Certificate.

     *4.3           Form of Deposit Agreement (Form of Depositary Receipt included therein).

     *4.4           Form of Senior Indenture for Senior Debt Securities (Form of Senior Debt
                    Security included therein).

     *4.5           Form of Subordinated Debt Indenture for Subordinated Debt Securities
                    (Form of Subordinated Debt Security included therein).

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
      4.6           Amended Articles of Incorporation of the Company, (incorporated by reference to Exhibit C of Amendment No. 1 to Registrant's Statement on
                    Form S-4 (No. 333-19113)).

      4.7           Articles Supplementary of the Company (incorporated by reference to
                    Annex A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
                    dated August 3, 1998).

      4.8           Articles Supplementary of the Company (incorporated by reference to
                    Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated January
                    8, 1998).

      4.9           Articles Supplementary of the Company (incorporated by reference to
                    Exhibit A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
                    dated March 12, 1997).

      4.10          By-laws of the Company (incorporated by reference to Exhibit D of
                    Amendment No. 1 to Registrant's Registration Statement on Form S-4 (No.
                    333-19113).

      4.11          Amended and Restated Rights Agreement, dated as of July
                    31, 1998, between the Company and The Bank of New York, as Rights Agent, (incorporated by reference Exhibit 10.1 of the Registrant's Current Report on Form 8-K dated
                    November 5, 1998).

     *5.1           Opinion of Maryland counsel as to the legality of the securities.

     *8.1           Opinion of Coudert Brothers LLP as to tax matters.

    *12.1           Statement Regarding Computation of Ratio of Earnings to Fixed Charges and
                    Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

   **23.1           Consent of Arthur Andersen LLP.

    *23.2           Consent of Maryland counsel (included in Exhibit 5.1).

    *23.3           Consent of Coudert Brothers LLP (included in Exhibit 8.1).

   **24.1           Power of Attorney  (located on the  signature  page of this  Registration
                    Statement).

    *25.1           Statement of Eligibility of Trustee on Form T-1.

   **99.1          Letter to Commission Pursuant to Temporary Note 3T.

-------------------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
** As filed herewith.

ITEM 17. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "SEC") by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, March 22, 2002.

                                                URSTADT BIDDLE PROPERTIES INC.

                                                By: /s/ Charles J. Urstadt
                                                    ----------------------------
                                                    Charles J. Urstadt
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                   SIGNATURES

By:    /s/ Charles J. Urstadt           Chairman, Chief Executive Officer and
    -------------------------------     Director (Principal Executive Officer)       March 22, 2002
Charles J. Urstadt


By:    /s/ Willing L. Biddle            President, Chief Operating Officer and
    -------------------------------     Director                                     March 22, 2002
Willing L. Biddle


By:    /s/ James R. Moore               Executive Vice President and Chief
    -------------------------------     Financial Officer                            March 22, 2002
James R. Moore


By:    /s/ E. Virgil Conway
    -------------------------------
E. Virgil Conway                        Director                                     March 22, 2002


By:    /s/ Charles D. Urstadt
    -------------------------------
Charles D. Urstadt                      Director                                     March 22, 2002


By:    /s/ Peter Herrick
    -------------------------------
Peter Herrick                           Director                                     March 22, 2002


By:    /s/ Robert R. Douglass
    -------------------------------
Robert R. Douglass                      Director                                     March 22, 2002


By:    /s/ George H.C. Lawrence
    -------------------------------
George H.C. Lawrence                    Director                                     March 22, 2002


By:    /s/ George J. Vojta
    -------------------------------
George J. Vojta                         Director                                     March 22, 2002


                                POWER OF ATTORNEY

         Each person whose signature appears above hereby constitutes and appoints Charles J. Urstadt and Willing L. Biddle, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related Rule 462(b) Registration Statement and any other documents filed with the Securities and Exchange Commission) to this Registration Statement, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent, or any of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or any of them, or his or their substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the above persons on the 22nd of March, 2002.

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
     *1.1           Form of Underwriting Agreement for Equity Securities.

     *1.2           Form of Underwriting Agreement for Debt Securities.

     *4.1           Form of Articles Supplementary for Preferred Stock.

     *4.2           Form of Preferred Stock Certificate.

     *4.3           Form of Deposit Agreement (Form of Depositary Receipt included therein).

     *4.4           Form of Senior Indenture for Senior Debt Securities (Form of Senior Debt
                    Security included therein).

     *4.5           Form of Subordinated Debt Indenture for Subordinated Debt Securities
                    (Form of Subordinated Debt Security included therein).

      4.6           Amended Articles of Incorporation of the Company, (incorporated by reference to Exhibit C of Amendment No. 1 to Registrant's Statement on
                    Form S-4 (No. 333-19113)).

      4.7           Articles Supplementary of the Company (incorporated by reference to
                    Annex A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
                    dated August 3, 1998).

      4.8           Articles Supplementary of the Company (incorporated by reference to
                    Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated January
                    8, 1998).

      4.9           Articles Supplementary of the Company (incorporated by reference to
                    Exhibit A of Exhibit 4.1 of the Registrant's Current Report on Form 8-K
                    dated March 12, 1997).

      4.10          By-laws of the Company (incorporated by reference to Exhibit D of
                    Amendment No. 1 to Registrant's Registration Statement on Form S-4 (No.
                    333-19113).

      4.11          Amended and Restated Rights Agreement, dated as of July 31, 1998, between the Company and The Bank of New York, as Rights Agent, (incorporated by reference Exhibit 10.1 of the Registrant's Current Report on Form 8-K dated
                    November 5, 1998).

     *5.1           Opinion of Maryland counsel as to the legality of the securities.

     *8.1           Opinion of Coudert Brothers LLP as to tax matters.

    *12.1           Statement Regarding Computation of Ratio of Earnings to Fixed Charges and
                    Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

   **23.1           Consent of Arthur Andersen LLP.

    *23.2           Consent of Maryland counsel (included in Exhibit 5.1).

    *23.3           Consent of Coudert Brothers LLP (included in Exhibit 8.1).

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
   **24.1           Power of Attorney (located on the signature page of this Registration
                    Statement).

    *25.1           Statement of Eligibility of Trustee on Form T-1.

   **99.1           Letter to Commission Pursuant to Temporary Note 3T.


-------------------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
** As filed herewith.